UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12
REVLON, INC.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)
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One New York Plaza
New York, NY 10004
ADDITIONAL INFORMATION REGARDING THE REVLON, INC.
ANNUAL STOCKHOLDERS’ MEETING TO BE HELD ON JUNE 4, 2020:
The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Revlon, Inc. (the “Company”), dated April 22, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Stockholders’ Meeting (the “2020 Annual Meeting”) to be held on Thursday, June 4, 2020 at 10:00 a.m. E.D.T. These definitive additional materials are being filed with the Securities and Exchange Commission and are being made available to stockholders on or about May 21, 2020.
THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.
NOTICE OF CHANGE OF VENUE OF REVLON, INC. ANNUAL STOCKHOLDERS’ MEETING TO BE HELD ON JUNE 4, 2020
Dear Revlon, Inc. Stockholders:
Due to the ongoing public health impact of the COVID-19 pandemic and to support the health and well-being of the stockholders and management of Revlon, Inc. (“Revlon” or the “Company”), notice is hereby given that Revlon will be conducting its 2020 Annual Stockholders’ Meeting (the “2020 Annual Meeting”) only via a virtual meeting accessible at www.virtualshareholdermeeting.com/REV2020. Accordingly, stockholders will not have the option of physically attending the 2020 Annual Meeting in person. As previously announced, the date and time of the 2020 Annual Meeting has not changed – it remains scheduled for Thursday, June 4, 2020 at 10:00 a.m. E.D.T.
As previously described in Revlon’s proxy materials for the 2020 Annual Meeting, filed with the SEC on April 22, 2020 (which are available electronically on www.sec.gov and on www.revloninc.com), Revlon stockholders are entitled to participate in Revlon’s 2020 Annual Meeting subject to their being a Revlon stockholder as of the record date of 5:00 p.m. on April 8, 2020, or subject to holding an eligible legal proxy for the meeting provided to them by their broker, trustee, bank or other nominee who was a Revlon stockholder as of such record date.
To be admitted to Revlon’s virtual 2020 Annual Meeting, accessible at www.virtualshareholdermeeting.com/REV2020, you will be required to enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote or ask questions during the 2020 Annual Meeting by following the instructions available on the meeting website during the meeting. The 2020 Annual Meeting will begin promptly at 10:00 a.m. E.D.T., so we suggest you log-in to the website 10-15 minutes in advance to avoid disruptions that may be caused by technical difficulties and the like.
Whether or not you plan to attend Revlon’s 2020 Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in Revlon’s 2020 proxy materials. The proxy card included with the proxy materials will not be updated to reflect the change in meeting venue and may continue to be used to vote your shares in connection with the 2020 Annual Meeting. We encourage you to return your proxies, as instructed in the materials, as early as possible to avoid any processing delays that may be caused by the COVID-19 environment that we are unfortunately experiencing.
By Order of the Board of Directors

Michael T. Sheehan
Senior Vice President, Deputy General Counsel and Secretary
Access to Revlon’s 2020 Annual Meeting, to be held on June 4, 2020 at 10:00 a.m. E.D.T., is available at www.virtualshareholdermeeting.com/REV2020. Revlon’s 2020 Proxy Statement and its 2019 Annual Report are available on Revlon’s Investor Relations website at www.revloninc.com. Additionally, you may access Revlon’s 2020 proxy materials at www.proxyvote.com, as well as on the SEC’s website at www.sec.gov.